FOR IMMEDIATE RELEASE
       Date:        July 19, 2004
       Contact:     Donald F. Holt, EVP/CFO
       (717) 920-5801, Fax (717) 920-1683


                     COMMUNITY BANKS, INC. REPORTS EARNINGS

     Harrisburg,  PA- Community  Banks,  Inc.  ("Community")  (Listed on Nasdaq:
CMTY), today reported stronger earnings growth for the second quarter and the first six months of 2004. Earnings per share for the second quarter rose to $0.43 per share, a 7.5% increase over $0.40 recorded in the second quarter of 2003. Net income for the quarter rose to $5.4 million versus $5.0 in the second quarter of the previous year, a quarter-to-quarter increase of 9.3%. Return on average assets and return on average equity reached 1.11% and 15.37%, respectively, for the quarter.

     For the first six months of 2004, earnings grew at a slightly less robust pace than the quarterly comparisons. Earnings per share grew to $0.84 per share for the first half of 2004 compared to $0.81 in the same period of 2003, an increase of just under 4%. Net income for the period grew to $10.6 million compared to $10.1 million in 2003.

     In spite of an uncertain economic and political climate, operating results for the periods ended June 30, 2004 reflected meaningful improvement in a number of key performance areas. Growth in average balances between the second quarter of 2003 and 2004 resulted in an increase in loans and deposits of 16% and 13%, respectively. Balances at the end of June for loans and deposits reached $1.2 billion and $1.3 billion, respectively. Additionally, critical metrics associated with asset quality within the loan portfolio continued to reflect improving trends, including reduced levels of nonperforming assets and declining net charge offs. At the same time, the allowance for loan losses continues to provide excellent coverage over credit risk inherent in the portfolio.

     "While the current economic environment continues to present formidable challenges, many of our important performance measurements are reflecting positive trends", said Eddie L. Dunklebarger, Chairman and CEO. "We are especially pleased with the growth in our revenue stream, including higher net interest income and rising income from fee-based activities."

     For  the  first  time in  several  quarters  Community  recorded  a  slight improvement in net interest margin, or the difference between the yield on earning assets and the cost of funding sources. More recent changes in interest rate indices have the potential for financial institutions such as CommunityBanks to increase the spread between asset yields and funding sources.

     The CommunityBanks franchise stretches from the Poconos in the northeast portion of Pennsylvania, through the heart of central Pennsylvania and across the Maryland border. The Company now operates 47 banking offices which are complemented by, and integrated with, its specialty services locations. Progress is being made on three new locations which are expected to open later in 2004 or early 2005 in the central Pennsylvania market in Hershey, Lemoyne and Spring Grove.

     This press release contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.






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



                              Community Banks, Inc.

                         Selected Financial Information
                  (Dollars in thousands, except per share data)

                                                                            Three Months Ended                Six Months Ended
                                                                                 June 30,                         June 30,
                                                                          2004             2003             2004            2003
                                                                       -----------------------------    ---------------------------

Consolidated summary of operations:
      Interest income                                                  $    24,882      $    23,723      $    48,862     $    47,494
      Interest expense                                                      10,678           10,699           21,219          21,402
                                                                       -------------    ------------     ------------    -----------
         Net interest income                                                14,204           13,024           27,643          26,092
      Provision for loan losses                                                750              600            1,600           1,000
                                                                       -------------    ------------     ------------    -----------
         Net interest income after provision for loan losses                13,454           12,424           26,043          25,092
                                                                       -------------    ------------     ------------    -----------

      Non-interest income:
      Investment management and trust services                                 409              333              676             650
      Service charges on deposit accounts                                    1,707            1,295            3,112           2,336
      Other service charges, commissions, and fees                             775              776            1,677           1,530
      Investment security gains                                                844              500            2,176           1,547
      Insurance premium income and commissions                               1,025              848            1,679           1,258
      Mortgage banking activities                                              828              445            1,455             871
      Earnings on investment in life insurance                                 412              443              777             772
      Other                                                                    156              371              227             441
                                                                       -------------    ------------     ------------    -----------
         Total non-interest income                                           6,156            5,011           11,779           9,405
                                                                       -------------    ------------     ------------    -----------

      Non-interest expenses:
      Salaries and employee benefits                                         7,041            6,276           13,876          12,176
      Net occupancy                                                          1,995            1,778            4,028           3,544
      Marketing expense                                                        869              571            1,289           1,085
      Telecommunications expense                                               344              327              661             527
      Other                                                                  2,713            2,437            4,991           4,846
                                                                       -------------    ------------     ------------    -----------
         Total non-interest expenses                                        12,962           11,389           24,845          22,178
                                                                       -------------    ------------     ------------    -----------
         Income before income taxes                                          6,648            6,046           12,977          12,319
      Income taxes                                                           1,211            1,070            2,365           2,242
                                                                       -------------    ------------     ------------    -----------

         Net income                                                    $     5,437      $     4,976      $    10,612     $    10,077
                                                                       =============    ============     ============    ===========

      Net loan charge-offs                                             $       318      $       331      $       484     $       421
      Net interest margin (FTE)                                              3.44%            3.49%            3.42%           3.59%
      Efficiency ratio                                                      61.55%           59.89%           61.38%          59.95%
      Return on average assets                                               1.11%            1.12%            1.11%           1.17%
      Return on average stockholders' equity                                15.37%           14.62%           14.74%          15.21%
      Return on average realized equity 2]                                  15.54%           15.68%           15.26%          16.18%

Consolidated per share data: 1]

      Basic earnings per share                                         $      0.45      $      0.41      $      0.87     $      0.83
                                                                       =============    ============     ============    ===========

      Diluted earnings per share                                       $      0.43      $      0.40      $      0.84     $      0.81
                                                                       =============    ============     ============    ===========

      Book value at end of period                                      $     11.15      $     11.73      $     11.15     $     11.73
                                                                       =============    ============     ============    ===========

      Realized book value at end of period 2]                          $     11.61      $     10.60      $     11.61     $     10.60
                                                                       =============    ============     ============    ===========

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

                              Community Banks, Inc.

                         Selected Financial Information
                  (Dollars in thousands, except per share data)


Consolidated balance sheet data:

                                                             Three Months Ended                           Six Months Ended
                                                                  June 30,                                    June 30,
                                                          2004                2003                    2004                2003
                                                    --------------------------------------       -----------------------------------
Average total loans                                 $      1,138,284     $        979,173        $    1,119,358      $       947,413
Average earning assets                                     1,854,485            1,679,159             1,818,919            1,642,848
Average assets                                             1,961,874            1,779,854             1,929,327            1,741,603
Average deposits                                           1,323,350            1,170,052             1,282,972            1,149,089
Average stockholders' equity                                 142,327              136,489               144,818              133,645
Average diluted shares outstanding 1]                     12,587,000           12,433,000            12,619,000           12,401,000

                                                                                                                        6/30/2004
                                                                                                                           vs.
                                                        June 30,           December 31,             June 30,            6/30/2003
                                                          2004                2003                    2003              % Change
                                                    -----------------   ------------------       ---------------     ---------------

Assets                                              $      1,961,061     $      1,861,063        $    1,843,152                   6%
Total loans                                                1,161,368            1,078,611             1,004,067                  16%
Deposits                                                   1,297,370            1,230,685             1,194,225                   9%
Stockholders' equity 2]                                      141,742              136,810               128,438                  10%
Accumulated other comprehensive income (loss)                (5,607)                6,596                13,624               (141)%

Diluted shares outstanding 1]                             12,558,000           12,666,000            12,438,000                   1%


Non-accrual loans                                   $          6,244     $          8,151        $       11,281                (45)%
Foreclosed real estate                                         1,788                4,865                   359                 398%
                                                    -----------------   ------------------       ---------------     ---------------
     Total non-performing assets                               8,032               13,016                11,640                (31)%
Accruing loans 90 days past due                                   32                   90                    61                (48)%
                                                    -----------------   ------------------       ---------------     ---------------

     Total risk elements                            $          8,064     $         13,106        $       11,701                (31)%
                                                    =================   ==================       ===============     ===============

Allowance for loan losses                           $         14,294     $         13,178        $       12,922                  11%

Asset quality ratios:

Allowance for loan losses to total loans
     outstanding                                               1.23%                1.22%                 1.29%
Allowance for loan losses to non-accrual loans                  229%                 162%                  115%
Non-accrual loans to total loans outstanding                   0.54%                0.76%                 1.12%
Non-performing assets to total assets                          0.41%                0.70%                 0.63%

1] Per share data reflects stock splits and stock dividends
2] Excludes accumulated other comprehensive income (loss)


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